=================================================================

                     SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(A)
              OF THE SECURITIES EXCHANGE ACT OF 1934
                      (AMENDMENT NO.      )
                                     -----

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                    STEEL TECHNOLOGIES INC.
-----------------------------------------------------------------
       (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ]    Fee computed on table below per Exchange Act Rules
        14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:

                -------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

                -------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                -------------------------------------------------------
        (4)     Proposed maximum aggregate value of transaction:

                -------------------------------------------------------
        (5)     Total fee paid:

                -------------------------------------------------------
[  ] Fee paid previously with preliminary materials.
[  ]    Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)     Amount Previously Paid:

                ---------------------------------------------
        (2)     Form, Schedule or Registration Statement No.:

                ---------------------------------------------
        (3)     Filing Party:

                ---------------------------------------------
        (4)     Date Filed:

                ---------------------------------------------

=================================================================

                    STEEL TECHNOLOGIES INC.

                        --------------

           Notice of Annual Meeting of Shareholders
               To Be Held on January 22, 1998

                         --------------

        NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of STEEL TECHNOLOGIES INC. (the "Company") will be held at the Louisville Marriott East, 1903 Embassy Square
Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, on
Thursday, January 22, 1998 at 9:00 A.M. (Eastern Standard Time), for the following purposes:

        (1) To elect one class of three directors for a term expiring in 2001;

        (2) To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending September 30, 1998; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on December 5, 1997 are entitled to notice of and to vote at the Annual Meeting. In the event the Annual Meeting should be adjourned to a date or dates later than May 22, 1998, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments. The transfer books will not be closed.

                                By Order of the Board of Directors


                                JOHN M. BAUMANN, JR.
                                Secretary

15415 Shelbyville Road
Louisville, Kentucky  40245
December 17, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                   STEEL TECHNOLOGIES INC.
                   15415 Shelbyville Road
                 Louisville, Kentucky 40245
                      ---------------

                      PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Steel Technologies Inc., a Kentucky corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held at 9:00 A.M. (Eastern Standard Time), on Thursday, January 22, 1998, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of the meeting.

         Shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked will be voted at the meeting or at any adjournments within 120 days thereof in accordance with the choices specified on the ballot. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for the nominees for election as directors and for the ratification of independent accountants for the 1998 fiscal year. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

         The expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

         The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the transaction of all business at the Annual Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposal to ratify the selection of independent accountants for the 1998 fiscal year. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about
December 17, 1997.

                    VOTING SECURITIES

         Only shareholders of record at the close of business on December 5, 1997 are entitled to vote at the Annual Meeting or any adjournments within 120 days thereof. As of December 5, 1997, there were 11,998,840 shares of the Company's Common Stock outstanding and entitled to vote.

         Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting, except that cumulative voting applies in the election of directors. Under cumulative voting, the holder of each share of Common Stock has the right to cast as many votes in the aggregate as he owns shares of such stock, multiplied by the number of directors to be elected; and each shareholder may cast the whole number of such votes for one nominee or distribute such votes in any proportion among two or more nominees.

         The following table sets forth certain information regarding those persons known to management of the Company to own of record or beneficially more than five percent of the outstanding shares of the Company's Common Stock and the ownership of such Common Stock by all directors and officers of the Company as a group:

                                           AMOUNT AND NATURE      PERCENT
                                             OF BENEFICIAL           OF
             NAME AND ADDRESS             OWNERSHIP (1)(2)(3)     CLASS (1)
             ----------------             -------------------     ---------

J. P. Morgan & Co. Incorporated .......    1,991,000(4)            16.59%
  60 Wall Street
  New York, New York  10260

Merwin J. Ray .........................    1,651,054(5)(6)         13.64%
  15415 Shelbyville Road
  Louisville, Kentucky  40245

D.G.R. Family Limited Partnership .....      802,747(7)             6.69%
  15415 Shelbyville Road
  Louisville, Kentucky 40245

All directors and officers
  as a group (19 persons) .............    2,905,682(8)            23.55%

---------------

(1) The table reflects share ownership and the percentage of such share ownership as of December 5, 1997.

(2) Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of Common Stock owned by him or it.

(3) Information with respect to beneficial ownership has been obtained from the Company's shareholder records and from information provided by shareholders.

(4)     Based upon an amended Schedule 13G filed on December 31,
        1996 with the Securities and Exchange Commission by J. P.
        Morgan & Co. Incorporated. Includes 1,322,000 shares held with sole voting power.

(5)     Includes 28,844 shares held by Mr. Ray's wife.

(6) Includes 66,250 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(7) D.G.R. Family Limited Partnership was formed in December 1994 to provide for the transfer of ownership to her children of shares of Steel Technologies common stock previously held in trust for the benefit of Dorothy Geraldine Ray. Merwin J. Ray, as trustee of the Dorothy Geraldine Ray trust, is a limited partner of the Partnership. The general partners of the Partnership are Bradford T. Ray, Stuart N. Ray, Heidi J. Gregg and Leslie A. Carroll. Bradford T. Ray is President and Chief Operating Officer, and Stuart N. Ray is Vice President of the Company. Leslie A. Carroll is the wife of Michael J. Carroll, Executive Vice President of the Company.

(8) Includes 337,800 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

         See "Election of Directors" below for share ownership information with respect to nominees for election as directors and continuing directors.


                  ITEM I.  ELECTION OF DIRECTORS

         The Board of Directors is presently divided into three classes consisting of three directors each. Each class is elected for a three-year term expiring in successive years. The nominees for election as Class II directors are William E. Hellmann, Howard F. Bates, Jr. and Michael J. Carroll. These directors were most recently elected by the shareholders at the 1995 annual meeting for a three-year term expiring at the 1998 Annual Meeting. If elected, Messrs. Hellmann, Bates and Carroll will hold office for a three-year term expiring in 2001 and until their respective successors have been elected and qualified.

         Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. Directors will be elected by a plurality of the total votes cast at the Annual Meeting. That is, the three nominees receiving the greatest number of votes for Class II directors will be deemed elected directors. It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the three nominees for Class II directors. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board of Directors. The Board of Directors has no reason to believe that any of said nominees will be unwilling or unable to serve if elected.

         The following table contains certain information regarding each of the nominees for election as directors at this year's annual meeting and each continuing director. Each of these individuals has furnished the respective information shown. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of Common Stock owned by him.

                                                         SHARES OF COMMON STOCK
                                                         BENEFICIALLY OWNED AS
          NAME AND                    YEAR FIRST          OF DECEMBER 5, 1997
    PRINCIPAL OCCUPATION                BECAME    ----------------------------------
        OR EMPLOYMENT            AGE   DIRECTOR   NUMBER OF SHARES   PERCENT OF CLASS
    --------------------         ---  ----------  ----------------   ----------------

NOMINEES FOR DIRECTORS

CLASS II
(TERM EXPIRING IN 2001)

William E. Hellmann ............ 48      1985           750                  *
   Partner, Stites &
   Harbison, Attorneys

Howard F. Bates, Jr. ........... 51      1985        84,353(1)               *
   Vice President -
   Technical Services

Michael J. Carroll ............. 40      1992       228,538(2)(3)          1.90%
   Executive Vice President


CONTINUING DIRECTORS

CLASS III
(TERM EXPIRING IN 1999)

Merwin J. Ray  ................. 68      1971     1,651,054(4)(5)         13.64%
   Chairman of the Board and
   Chief Executive Officer

Bradford T. Ray ................ 39      1989       272,344(2)(6)          2.27%
   President and Chief
   Operating Officer

Dale L. Armstrong .............. 73      1990         1,132                  *
   Retired Vice President,
   Sales and Marketing,
   Rouge Steel Company

                             4

                                                         SHARES OF COMMON STOCK
                                                         BENEFICIALLY OWNED AS
          NAME AND                    YEAR FIRST          OF DECEMBER 5, 1997
    PRINCIPAL OCCUPATION                BECAME    -----------------------------------
        OR EMPLOYMENT            AGE   DIRECTOR   NUMBER OF SHARES   PERCENT OF CLASS
    --------------------         ---  ----------  ----------------   ----------------

CLASS I
(TERM EXPIRING IN 2000)

Ralph W. McIntyre .............. 75      1973          367,473(7)          3.06%
   Retired President,
   Warren Tool Corporation

Jimmy Dan Conner ............... 44      1995            1,000               *
   President,
   Old Colony Insurance
   Service, Inc.

Andrew J. Payton ............... 39      1997            2,202               *
   Owner and President,
   Professional Search Consultants
   (executive and professional
   recruiting services)

---------------
*  Less than 1%

(1) Includes 56,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(2) Includes 52,500 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(3) Includes 49,290 shares held by Mr. Carroll's wife and 14,875 shares held by Mr. Carroll's children. Also includes 66,922 shares held by D.G.R. Family Limited Partnership and a related family trust, of which Mrs. Carroll is a general partner and co-trustee, respectively.

(4) Includes 66,250 shares subject to outstanding options under the Company's stock option plans which are either presently exercisable or will become exercisable within 60 days.

(5)     Includes 28,844 shares held by Mr. Ray's wife.

(6) Includes 4,985 shares held by Mr. Ray's wife and 23,355 shares held by Mr. Ray's children. Also includes 66,922 shares held by D.G.R. Family Limited Partnership and a related family trust, of which Mr. Ray is a general partner and co-trustee, respectively.

(7)     Includes 71,069 shares held by Mr. McIntyre's wife.

NOMINEES FOR DIRECTORS

         Mr. Hellmann is a partner in the law firm of Stites &
Harbison, Louisville, Kentucky. Stites & Harbison serves as general counsel to the Company.

         Mr. Bates has served as Vice President--Technical
Services of the Company since November 1981.  From August 1977 to
November 1981, he held the position of Manager of Technical
Services.

         Mr. Carroll has served as Executive Vice President of the Company since January 1995. He previously held the positions of Senior Vice President--Sales of the Company from April 1993 to January 1995 and Vice President--Sales of the Company from July 1987 to April 1993.

CONTINUING DIRECTORS

         Mr. Merwin J. Ray has served as Chairman of the Board of the Company since its incorporation in 1971, and as Chief Executive Officer since May 1985. He previously held the position of President from 1971 to May 1985. Mr. Ray is the father of Bradford T. Ray, President and Chief Operating Officer of the Company, and the father-in-law of Michael J. Carroll, Executive Vice President of the Company.

         Mr. Bradford T. Ray has served as President and Chief Operating Officer of the Company since November 1994. He previously held the positions of Executive Vice President of the Company from April 1993 to November 1994, and Vice President-- Manufacturing of the Company from January 1987 to April 1993.

         Mr. Armstrong retired February 1, 1989 as Vice President, Sales and Marketing of Rouge Steel Company, a producer and seller of sheet steel. He held that position for more than the previous five years. Mr. Armstrong joined Rouge Steel after his retirement from USX Corporation (formerly U.S. Steel). While at USX he served in various capacities, including Vice President--Sales, Vice President and General Manager and Senior Vice President.

         Mr. McIntyre retired October 1, 1987 as President of
Warren Tool Corporation, Warren, Ohio, a manufacturer of hand tools. He had held that position for more than the previous five years.

         Mr. Conner is the current President of Old Colony Insurance Service, Inc., Crestwood, Kentucky. He has held that position since January 1993. From June 1991 to January 1993, Mr. Conner served as an account executive with Old Colony Insurance Service. From May 1989 to June 1991, he was an officer and part owner of Conner, Musselman & Calvert Insurance Agency, Louisville, Kentucky.

         Mr. Payton is the owner and President of Professional Search Consultants, an executive and professional recruiting and consulting firm located in Louisville, Kentucky. Prior to acquiring Professional Search Consultants in 1995, Mr. Payton served as the Director of Administration for the law firm of Brown, Todd & Heyburn PLLC, Louisville, Kentucky, from October 1993 to January 1996, and Director of Marketing for Brown, Todd & Heyburn PLLC from October 1988 to October 1993.

MEETINGS OF THE BOARD

         The Board of Directors met four times during fiscal
1997. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

COMMITTEES OF THE BOARD

         The Board of Directors has standing Compensation and Audit Committees. Members of the Compensation Committee are Messrs. McIntyre, Armstrong, Conner and Payton. Members of the Audit Committee are Messrs. Payton, McIntyre, Hellmann, Armstrong and Conner. The Board of Directors has no nominating committee, or committee performing a similar function.

         The Compensation Committee, which met two times in fiscal 1997, considers and recommends to the Board of Directors the compensation of the Company's executive officers. In addition, the Compensation Committee administers the Company's stock option plans, including the granting of stock options under such plans. The Audit Committee, which met two times in fiscal 1997, reviews the scope of the audit and related matters pertaining to the examination of the Company's financial statements and the nature and extent of any non-audit services provided by the Company's independent accountants, and makes recommendations to the Board of Directors regarding the selection of independent accountants for the current fiscal year.

COMPENSATION OF DIRECTORS

         Directors who are not officers or employees of the Company receive an annual fee of $15,000 for their services as a director and are reimbursed for travel and other expenses incurred in connection with their attendance at meetings of the Board. All nonemployee directors who, as of the first day of any calendar year, have not attained the age of 60, receive one-half of their annual retainer fee in the form of shares of Steel Technologies Common Stock. In addition, any nonemployee director may elect to receive some or all of the remaining portion of his or her annual retainer fee in the form of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. Merwin
J. Ray, Chairman of the Board and Chief Executive Officer of the Company, failed to timely file one such report, covering one gift transaction in 1996. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, all
Section 16(a) filing requirements applicable to all other of its officers and directors were complied with during fiscal 1997.

                   EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth cash and other compensation information for the fiscal years ended September 30, 1997, 1996 and 1995 paid or accrued by the Company, and its subsidiaries, as well as the stock awards granted, to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                 SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                             Annual Compensation              Compensation
                                     ----------------------------------     -----------------
                                                                               Securities
                                                                               Underlying
        Name and                                           Other Annual       Stock Option          All Other
   Principal Position        Year    Salary     Bonus      Compensation     Awards (# shares)    Compensation (3)
   ------------------        ----    ------     -----      ------------     -----------------    ----------------

Merwin J. Ray                1997   $248,269   $103,909    $  72,500(1)             0                 $6,750
  Chairman of the Board      1996    230,000    167,221       64,300(1)          20,000                6,750
  of Directors and Chief     1995    230,000    113,343      117,750(1)             0                  6,750
  Executive Officer

Bradford T. Ray              1997    191,923     89,065         (2)                 0                  6,750
  President and Chief        1996    167,308    139,456         (2)              15,000                6,750
  Operating Officer          1995    153,431     76,078         (2)                 0                  6,750

Michael J. Carroll           1997    163,269     74,221         (2)                 0                  6,750
  Executive Vice President   1996    142,308    115,582         (2)              15,000                6,750
                             1995    129,615     64,765         (2)                 0                  6,750

Howard F. Bates, Jr.         1997    123,654     59,377         (2)                 0                  6,750
  Vice President -           1996    120,000     95,597         (2)              10,000                6,750
  Technical Services         1995    118,654     64,765         (2)                 0                  6,750

Kenneth R. Bates (4)         1997     98,750     29,694         (2)                 0                  5,868
  Vice President Finance,    1996     93,654     47,853         (2)               5,000                5,810
  Chief Financial Officer,   1995     86,769     34,825         (2)                 0                  6,031
  Secretary and Treasurer

--------------------

(1)     Amount includes approximately $50,000 in 1997, $45,000 in
        1996 and $98,000 in 1995 for personal use of certain company aircraft.

(2)     Amount does not exceed 10% of salary and bonus.

(3) Amount reported for each individual includes the company contribution to the Company's 401(k) defined contribution plan.

(4) Mr. Bates resigned from all positions with the Company in October 1997.

INCENTIVE STOCK OPTIONS

         No stock options were granted during the fiscal year ended September 30, 1997 to any of the named executive officers.

OPTION EXERCISES AND HOLDINGS

         The following table presents information with respect to stock options exercised during the last fiscal year by the named executive officers, as well as the status and current value of unexercised incentive stock options held as of September 30, 1997.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED
                                                              OPTIONS AT                VALUE OF UNEXERCISED
                             SHARES                       SEPTEMBER 30, 1997           IN-THE-MONEY OPTIONS AT
                            ACQUIRED                          (# SHARES)                SEPTEMBER 30, 1997(2)
                           ON EXERCISE    VALUE       ---------------------------    ---------------------------
           NAME            (# SHARES)    REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
           ----            -----------   --------     -----------   -------------    -----------   -------------

Merwin J. Ray  ...........    None       $     0         61,250        15,000          $ 39,797       $     0

Bradford T. Ray ..........   22,500       28,125(1)      45,000        16,500           142,082        17,717

Michael J. Carroll .......   22,500       28,125(1)      45,000        16,500           142,082        17,717

Howard F. Bates, Jr. .....   33,750       42,188(1)      50,000        12,500           155,414        14,467

Kenneth R. Bates .........    None             0         14,500         7,000            42,714         8,562

---------------

(1)     Pre-tax value based on closing price on exercise date.

(2) Pre-tax value based on the fiscal year-end closing price of $12.4375 per share.


RETIREMENT PLAN

         The Company maintains a 401(k) defined contribution retirement plan. The Company's matching contribution to each of the named executive officer's defined contribution plan has been included under the caption "All Other Compensation" in the summary compensation table.

CERTAIN TRANSACTIONS

         Bradford T. Ray is a director and a shareholder of The Vega Company ("Vega"). Vega was organized in 1994 to engage in the business of purchasing and reselling scrap steel products. Steel Technologies is a major customer of Vega. Total amounts paid by Vega to Steel Technologies in fiscal 1997 for scrap steel products were approximately $5,271,000. Additionally, Steel Technologies purchased approximately $281,000 of certain plant supplies from Vega in 1997. Veronica V. Ray is the other shareholder and a director of Vega. Her husband, Stuart N. Ray, also serves as a director of Vega. Stuart N. Ray is the brother of Bradford T. Ray and Vice President of the Company and President of Mi-Tech Steel, Inc., the Company's fifty percent owned corporate joint venture. In July 1995, the Board of Directors approved the sale of scrap steel products to Vega, in such amounts, for such prices and upon such terms as the authorized officer of the Company from time to time determines to be in the best interests of the Company. Management reports all transactions with Vega to the Audit Committee of the Board of Directors as frequently as requested by the Committee, but at least annually.

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") of the Board of Directors is responsible for administering the Company's executive compensation program. The Committee presently consists of Ralph W. McIntyre, Chairman, Dale L. Armstrong, Jimmy Dan Conner, and Andrew J. Payton, all of whom are outside Directors. Mr. Payton was appointed to the Committee in January of 1997 and did not participate in the discussions regarding compensation of executive officers for 1997. The Committee meets at least annually to review the compensation program for the executive officers of the Company. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors except where required to be made solely by the Committee. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

COMPENSATION POLICY

         The compensation policy of the Committee is based upon several goals. They are as follows:

         -- To provide the Company's shareholders with proper and effective management;

         -- To provide management with the tools they need to effectively operate the Company; and

         -- To provide a fair wage and benefit program for the executive officers of the Company.

EXECUTIVE COMPENSATION PROGRAM

         The Committee believes that a meaningful portion of the compensation paid to executive officers should relate to both the short term and long term profitability of the Company.
Therefore, the executive officers' compensation program is composed of base salary, bonus and long term incentive compensation. The Committee believes that this combination reflects the Committee's policy that the executive officers' compensation should be related to profitability.

         BASE SALARY AND BONUS. The Committee's practices in determining base salaries for the executive officers are largely subjective and not subject to specific measurement criteria. The Committee reviews information regarding historical compensation for each executive officer on an individual basis as well as the relationship of the individual's compensation to the overall compensation of all executive officers of the Company. Additionally, the Committee considers the relationship of the executive officer's compensation to the compensation of other executive officers in the intermediate steel processing industry. This group includes the peer group used for stock performance comparisons under the caption "Performance Graph" appearing elsewhere in this Proxy Statement. The Committee also solicits recommendations from the Chairman of the Board for annual compensation of the executive officers. No specific weighting is given to any of the foregoing factors in evaluating annual compensation for the executive officers.

         The Company's executive officers all participate in the Company's cash bonus plan (the "Bonus Plan"), which has been in place since the early 1970s. Under the Bonus Plan, bonuses paid to participants are computed as a percentage of the Company's net income determined before taxes, bonuses and gains or losses on sale of property, plant and equipment. All full-time non-union employees of the Company who have completed twelve months of service participate in the Bonus Plan. The total amount of bonuses paid to all participants in this plan is equal to 15% of the Company's adjusted net income. Bonuses paid can account for as much as 50% of a participant's total annual compensation.

         A significant amount of the executive's compensation is tied to the Company's profitability and is the largest variable in determining annual compensation. Each executive officer's participating percentage in the bonus program can be adjusted, up or down, based upon performance as determined by the Committee after consultation with the Chairman of the Board. The bonus paid to an executive officer may not exceed the executive officer's base salary in any given year.

         The Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of the Company to use their leadership to improve the profitability of the Company. The Committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions which might improve short term profitability but may not always be in the long term best interest of the Company.

         LONG-TERM INCENTIVES. The Committee believes that, in addition to the cash bonus plan which should motivate the executive officers to improve current profitability, it is appropriate for the Company to provide long term incentives to motivate the executive officers to improve long term profitability as well.

         The Company's initial Incentive Stock Option Plan (the
"Prior Plan") expired in 1995. The executive officers of the Company still have outstanding options under the Prior Plan but no new options can be granted under the Prior Plan.

         The shareholders approved the Steel Technologies Inc. 1995 Stock Option Plan (the "1995 Plan") at the annual meeting of shareholders on January 27, 1995. The purpose of the 1995 Plan is to further the interests of the Company by encouraging key employees, including the executive officers, to remain as employees and by providing the employees with additional incentives for unusual industry and efficiency. The Committee believes the 1995 Plan will give the Committee additional flexibility to provide incentives to the executive officers to improve the performance of the Company consistent with the long term best interests of the shareholders. The 1995 Plan includes both qualified incentive stock options and non-qualified stock options. The Committee believes that the 1995 Plan provides the Company with flexibility sufficient to meet the goals of the executive compensation program as it aligns the interest of the executive officers with the interest of the shareholders by providing value to the executive officers directly tied to the value of the Company's stock.

         Factors considered by the Committee in granting new stock options to the executive officers include the position held by each individual in the Company, the individual's performance and the timing and amount of previous grants.

         No options were granted to executive officers under the 1995 Plan in fiscal 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Consistent with the Committee's general philosophy for compensation, Merwin J. Ray is compensated through base salary, bonus and long term incentive compensation. As with other executive officers, the profitability of the Company is the primary variable in the compensation paid to Mr. Ray. In evaluating annual compensation for Mr. Ray, the Committee examines the operating performance of the Company for prior years, as well as the projections and expectations for the current year and considers the reported compensation of companies included in its peer group.

         Under Mr. Ray's direction, the Company has continued to make substantial capital expenditures in new and improved equipment and facilities, as well as investments in subsidiaries and joint ventures, all with the effect of diversifying the Company's products and services. This aggressive commitment to capital expansion enables the Company to increase the products and services offered to the marketplace and expand its capabilities to meet its customers' increasing needs, all of which are expected to add to shareholder value.

         The Committee believes that Mr. Ray's performance and direction has been critical to the success of the Company. In determining Mr. Ray's base salary and bonus percentage for 1997, the Committee noted the Company's financial results for fiscal 1996 in relation to prior years, including a 16% increase in sales and a 57% increase in net income compared to fiscal year 1995. The Committee also noted the fact that Mr. Ray's base salary had not been increased since 1994 following his recommendation, and made an increase of approximately 11% to his base salary.

         The Committee believes the variable components of Mr. Ray's compensation provide performance related compensation adequate to motivate Mr. Ray to use his leadership to improve the Company's short and long term profitability. A substantial portion of Mr. Ray's annual compensation corresponds directly to the financial performance of the Company through his participation in the Bonus Plan. Mr. Ray also benefits from the long term appreciation in value of the Company's stock through the Company's stock option plans. The Committee takes note of the fact that Mr. Ray owns a significant number of shares of the Company's stock, and believes that his ownership interest creates an additional incentive for Mr. Ray to provide the leadership necessary to improve the long term profitability of the Company.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

         The Committee has carefully considered the effect of
Section 162(m) on the Company's existing compensation program. For the foreseeable future, the Committee anticipates that compensation received by its covered executives will be well within the limits on deductibility. The Committee has been advised that, based on regulations issued by the Internal Revenue Service, outstanding stock options granted under the Company's Prior Plan and the 1995 Plan will be unaffected by Section 162(m).

         The Committee is aware that compensation attributable to certain stock options which may be granted in the future under the 1995 Plan may not qualify for the exemption made for performance-based compensation. For the present time, the Committee believes that the 1995 Plan provides a valuable opportunity for compensating the Company's key executives whether or not a portion of any compensation which might be derived thereunder is non-deductible. The Committee will continue to assess the practical impact of Section 162(m) on the Company's executive compensation program and determine what additional action, if any, is appropriate. For the foreseeable future, the Committee does not expect Section 162(m) to have any practical effect on the Company's compensation program.


                                COMPENSATION COMMITTEE


                                Ralph W. McIntyre, Chairman
                                Dale L. Armstrong
                                Jimmy Dan Conner
                                Andrew J. Payton

                     PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the Russell 2000 Index and to a peer group for the Company's last five fiscal years. Since there is no nationally recognized industry index consisting of intermediate steel processors or specialty metal distributors to be used as a peer group index, the Company constructed its own peer group. This peer group is comprised of seven companies which represent the other public companies in the industry -- Worthington Industries, Inc., A.M. Castle and Co., Huntco Inc., Shiloh Industries, Inc., Gibralter Steel Corporation, Olympic Steel, Inc. and Cold Metal Products, Inc. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of the period measured. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1992 and that all dividends were reinvested.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            FOR THE YEAR ENDED SEPTEMBER 30, 1997

  STEEL TECHNOLOGIES INC., RUSSELL 2000 INDEX AND PEER GROUP


                                       Measurement Period
                                      (Fiscal Year Covered)
                           -------------------------------------------
                           1992    1993    1994    1995    1996   1997
                           ----    ----    ----    ----    ----   ----

Steel Technologies Inc.    $100    $273    $235    $130    $163   $164
Russell 2000 Index         $100    $133    $137    $169    $191   $254
Peer Group                 $100    $151    $169    $155    $190   $195

         Values are presented as of September 30 of each year.

         ITEM II.  RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1997, including financial statements and the report of Coopers & Lybrand L.L.P. thereon, is being mailed with this Proxy Statement to each of the Company's shareholders of record at the close of business on December 5, 1997. The Board of Directors, upon recommendation of the Audit Committee, has selected Coopers & Lybrand L.L.P. as independent accountants of the Company's accounts for the fiscal year ending September 30, 1998. Coopers & Lybrand L.L.P. has audited the accounts of Steel Technologies (formerly Southern Strip Steel, Inc.) and its subsidiaries since 1973. This selection will be presented to shareholders for ratification at the Annual Meeting. If the shareholders fail to ratify this selection, the matter of the selection of independent accountants will be reconsidered by the Board of Directors. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The selection of Coopers & Lybrand L.L.P. will be deemed ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal.


                       SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Company at its principal executive offices in Louisville, Kentucky on or before August 19, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

         In addition, the Company's Bylaws were amended in November 1997 to impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to a meeting of shareholders. Beginning with the 1999 annual meeting, such notice must be submitted to the Secretary of the Company no earlier than 90, nor later than 60, days before an annual meeting, and must contain the information prescribed by the Bylaws, copies of which are available from the Secretary. These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in the Company's proxy statement. These requirements will not apply to business conducted at the 1998 annual meeting.

                        OTHER MATTERS

         The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that described above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

                              By Order of the Board of Directors


                              John M. Baumann, Jr.
                              Secretary

Louisville, Kentucky
December 17, 1997

PROXY

                   STEEL TECHNOLOGIES INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Merwin J. Ray and Bradford
T. Ray, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of common stock of Steel Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, January 22, 1998, at 9:00 A.M. EST, at the Louisville Marriott East, 1903 Embassy Square Boulevard (I-64 and Hurstbourne Lane), Louisville, Kentucky, and at any and all adjournments within 120 days thereof.

        The Board of Directors recommends a vote FOR each of the following proposals:

        1.      ELECTION OF DIRECTORS

                [ ]  FOR all nominees listed   [ ]  WITHHOLD AUTHORITY
                      below (except as marked        to vote for all
                      to the contrary below)         nominees listed
                                                     below

                NOMINEES:      William E. Hellmann, Howard F. Bates, Jr.,
                               Michael J. Carroll


        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, WRITE SUCH NAME OR NAMES IN THE SPACE PROVIDED BELOW. UNLESS AUTHORITY TO VOTE FOR ALL THE NOMINEES LISTED ABOVE IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT ENTERED BELOW.)

        ------------------------------------------------------------

        2. PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL
YEAR ENDING SEPTEMBER 30, 1998.

                [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

        3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

      THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

--     --     --     --     --     --     --     --     --     --

        THE PROXIES SHALL VOTE SUCH SHARES AS SPECIFIED HEREIN. IF A CHOICE IS NOT SPECIFIED, THEY SHALL VOTE FOR THE ELECTION OF
ALL NOMINEES FOR DIRECTORS AND IN FAVOR OF PROPOSAL 2.

                                 Dated:                   , 19
                                        ------------------    ---


                                 -----------------------------------
                                 Signature

                                 -----------------------------------
                                 Signature

                                 Name(s) should be signed exactly as
                                 shown to the left hereof.  Title
                                 should be added if signing as
                                 executor, administrator, trustee,
                                 etc.

            PLEASE DATE, SIGN AND RETURN THIS PROXY
             PROMPTLY IN THE ACCOMPANYING ENVELOPE